                          Securities and Exchange Commission

                                Washington, D.C. 20549

                    NOTIFICATION OF WITHDRAWAL OF ELECTION TO BE
                SUBJECT TO SECTIONS 55 THROUGH 65 OF THE INVESTMENT
             COMPANY ACT OF 1940 FILED PURSUANT TO SECTION 54(C) OF THE
                           INVESTMENT COMPANY ACT OF 1940


The undersigned business development company hereby notified the Securities and Exchange Commission that it withdraws its election to be subject to sections 55 through 65 of the Investment Company Act of 1940 (the "Act"), pursuant to the provisions of section 54(c) of the Act, and in connection with such notice of withdrawal of election submits the following formation:

Name:  BOCA RATON CAPITAL CORPORATION (the "Company")
      ----------------------------------------------

Address of Principal Business Office (No. & Street, City, State, Zip Code):

6516 Via Rosa, Boca Raton, Florida 33433
- ----------------------------------------

Telephone Number (including area code): (407) 750-2252
                                        --------------

File Number under the Securities Exchange Act of 1934: 0-16631
                                                       -------

Boca Raton Capital Corporation (the "Company") is filing this Notification of Withdrawal under Section 54(c) of the Act based on the explanation set forth below in accordance with paragraph "D" of form N-54(c). The Company has changed the nature of its business so as to cease to be a business development company, and such change was authorized by a vote of majority of its outstanding voting securities at a shareholders' meeting held on December 15, 1995. 500,695 number of votes were cast in favor of authorizing the election of withdrawal pursuant to this form. 698 number of votes were cast against the proposal to authorize the filing of this form.

The Company currently has less than 40% of its assets in investment securities, which consist solely of the common stock of RailAmerica, Inc. and the remainder of its assets are in cash and cash items. The Board of Directors of the Company has determined that it is in the best interests of the Company's shareholders to withdraw the Company's election to be treated as a business development company and will seek to either merge with another operating company or take steps to liquidate the assets of the Company. The Board has also adopted a resolution in accordance with Rule 3a-2 under the Act so that the Company will not be deemed an investment company subject to registration under the Act. These actions are more fully described in the proxy statement dated November 20, 1995 distributed to all shareholders in advance of the Special Meeting of Shareholders on December 15, 1995.

Pursuant to the requirements of the Act, the undersigned company has caused this notification of withdrawal of election, subject to sections 55 through 65 of the Act, to be duly signed on its behalf in the city of Boca Raton, state of Florida on the 20th day of December, 1995.



                             By:  BOCA RATON CAPITAL CORPORATION



[SEAL]                       Signature: /s/ Alan L. Jacobs
                                       ---------------------
                                       Alan L. Jacobs
                                       President and Chief
                                       Executive Officer




Attest:/s/ Franklyn B. Weichselbaum
      -----------------------------
        Franklyn B. Weichselbaum


      -----------------------------
               Secretary







                                          7